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                                                                  Exhibit 10.7


                         NON-NEGOTIABLE PROMISSORY NOTE


$100,000                                                    May 31, 2001
                                                            New York, New York


         FOR VALUE RECEIVED, Eurodisc, Ltd. (the "Maker"), promises to pay to the order of Paragon Sports Group, Inc. (the "Holder") at 250 West 57 Street (Suite 814), New York, New York 10107, the principal sum of One hundred Thousand Dollars ($100,000) (or any balance thereof outstanding) by August 31, 200 1, subject to the terms and conditions contained herein. Maker may prepay the unpaid principal and/or interest hereunder, without penalty, at any time. Holder shall issue 200,000 shares of its Common Stock (par value $.001 per share) in exchange for this obligation, all of which 200,000 shares shall be registered under the 1933 Act.

         In the event that the Maker is in default of any payment of principal and/or interest due hereunder, Maker agrees to pay interest with respect to any amount which is in default at the rate of four (4%) percent per annum from the first day of default until such payment is made.

         All payments hereunder shall be payable in lawful money of the United States.

         Maker shall be in default hereunder, at the option of Holder, upon the occurrences of any of the following events: the failure by Maker to make payment of principal and/or interest when due hereunder, and such failure shall have continued for a period of more than ten (10) days after notice and a reasonable opportunity to cure; the entering into of a decree or order by a court of competent jurisdiction adjudicating Maker a bankrupt or the appointing of a receiver or trustee of Maker upon the application of any creditor in an insolvency or bankruptcy proceeding or other creditor's suit; or a court of competent jurisdiction approving as properly filed, a petition for reorganization or arrangement filed against the Maker under the Federal bankruptcy laws and such decree or order not being vacated within thirty (30) days; or the pendency of any bankruptcy proceeding or other creditor's suit against Maker; or a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws with respect to Maker; or an assignment for the benefit of creditors by the Maker; or if the Maker should consent to the appointment of a receiver or trustee in an insolvency or bankruptcy proceeding or other creditor's suit; or the existence of any uncured event of default under the terms of any instrument in writing evidencing a debt to someone other than Holder; provided, that Maker is not contesting in good faith by appropriate proceeding such uncured event of default; of the existence of any judgment against, or any attachment or property of, Maker; or any other condition which, in the good faith determination of Holder, would materially impair the timely repayment of this Note.

         Upon the occurrence of any event or condition of default hereunder, or at any time thereafter, Holder at its option may accelerate the maturity of this Note and declare all of the indebtedness or any portion thereof to be immediately due and payable. In such event, the Holder shall be entitled, at its election, to cancel the issuance of up to a maximum of 200,000 shares of Stock or to request that Maker consent to the sale thereof to a third party. The Maker shall retain such number of shares as shall here been paid for at the price of $.50 per share.

         Presentment, demand, protest, notices of protest, dishonor and non-payment of this Note and all notions of every kind are hereby waived.

         The terms "Maker" and "Holder" shall be construed to include their respective heirs, personal representatives, successors, subsequent holders and assigns.
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         This Note shall be enforceable in accordance with the laws of the
Commonwealth of Pennsylvania and shall be construed in accordance therewith.

                                           Eurodisc, Ltd.

                                           By: /s/ Berndt Poguntke
                                               -------------------------
                                           Name:   Berndt Poguntke
                                           Title:  Vice President

                                           P.O. Box N-390 Nassau, Bahamas
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                           Paragon Sports Group, Inc.
                               5580 Monroe Street
                              Sylvania, Ohio 43560



                                               August 31, 2001


Eurodisc, Ltd.
P.O. Box N-390
Nassau, Bahamas
Attention: Berndt Poguntke


         Re: Receipt

Dear Mr. Poguntke:

         In connection with the $100,000 note receivable from you in exchange for 200,000 shares of common stock of Paragon Sports Group, Inc. ("Promissory Note"), the undersigned hereby acknowledges receipt of: (i) $50,000 in partial satisfaction of the Promissory Note; and (ii) 100,000 shares of common stock of Paragon Sports Group, Inc., as surrendered by you ("Payment").

         As a result of such Payment, no amounts are understanding under the Promissory Note.

                                           Very truly yours,



                                           PARAGON SPORTS GROUP, INC.


                                           By: /s/ Shep Messing
                                               --------------------------------
                                           Name:   Shep Messing
                                           Title:  Chairman and Chief Executive
                                                   Officer